UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2011

MyECheck, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000 - 51977	20-1884354
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6026 Ladero Way El Dorado Hills, California	95762
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 222-4376

1190 Suncast lane, Suite 5, El Dorado Hills, CA 95762 Ph. (916) 932-0900
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Material Agreement

Processing Agreement with Bank

MyECheck reports that it has entered into a new processing agreement with a bank for the purpose of facilitating merchant accounts and transaction processing capabilities for it merchant clients.  The bank agreement was executed several months ago; however there has been significant technical integration work that needed to be completed.  MyECheck, its new bank partner and the bank’s software provider have now completed the technical integration and testing of the systems, and are now prepared to add additional merchant clients.

The company also reports that it has temporarily relocated its head offices to a lower cost facility, so the address and phone numbers for the company have changed.  The new address is 6026 Ladero Way, El Dorado Hills, CA, and the new phone number is (916) 222-4376.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2011

MyECheck, INC.

	By:	/s/ Edward R Starrs
Edwards R Starrs
Chief Executive Officer